EXHIBIT 99.1

TWIN VEE POWERCATS CO. ANNOUNCES PROPOSED PUBLIC

OFFERING OF COMMON STOCK

FORT PIERCE, FL / ACCESSWIRE / September 28, 2022 / Twin Vee PowerCats Co. (Nasdaq:VEEE) (“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport catamaran boats, today announced that it intends to offer to sell shares of its common stock in an underwritten public offering. All of the shares of common stock are to be sold by the Company.

ThinkEquity is acting as sole book-running manager for the offering.

The Company expects to grant the underwriter a 45-day option to purchase up to an additional 15% of the number of shares of common stock sold in this offering to cover over-allotments, if any. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering primarily for product development and general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions in complementary businesses.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-266858), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2022 and declared effective on August 24, 2022. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributor, and marketer of power sport catamaran boats. The Company is located in Fort Pierce, Florida, and has been building and selling boats for over 27 years. Learn more at twinvee.com. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category, and is known as the “Best Riding Boats on the Water™”.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the Company’s intention to offer to sell shares of its common stock in an underwritten public offering and the intended use of the net proceeds of the offering These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of the Company to consummate the offering, the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

For Investor Relations Inquiries:

Contact:

Glenn Sonoda

investor@twinvee.com